EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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   Each of the undersigned hereby affirms that it is individually eligible to use Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.


   Date: August 9, 1995

                         SMITH BARNEY INC.



                         By: /s/ Michael S. Yellin
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                            Name:  Michael S. Yellin
                            Title: Executive Vice President
                                   and Treasurer


                         SMITH BARNEY HOLDINGS INC.



                         By: /s/ Michael S. Yellin
                            --------------------------------------------
                            Name:  Michael S. Yellin
                            Title: Vice President and Treasurer


                         TRAVELERS GROUP INC.



                         By: /s/ Charles J. Gallo, Jr.
                            --------------------------------------------
                            Name:  Charles J. Gallo, Jr.
                            Title: Assistant Controller